Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statement Nos. 33-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547, 333-11639, 333-15923, 333-29099, 333-70459, 333-74371, 333-34726, 333-44508, 333-50992, 333-59504, 333-64988, and 333-76764 of 3Com Corporation on Form S-8 of our report dated June 25, 2003 (July 28, 2003 as to Note 23) (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and an explanatory paragraph regarding the restatement of 3Com Corporation’s consolidated statements of operations for the years ended May 31, 2002 and June 1, 2001 to account for CommWorks as a discontinued operation), appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended May 30, 2003.

DELOITTE & TOUCHE LLP

San Jose, California
August 1, 2003